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                                                                       EXHIBIT 1



                          ORBITAL SCIENCES CORPORATION

              6 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003

                               STANDBY AGREEMENT

                                                              New York, New York
                                                                   July 25, 1996

Deutsche Morgan Grenfell/C. J. Lawrence Inc.
31 West 52nd Street
New York, N.Y. 10019

Ladies and Gentlemen:

          Orbital Sciences Corporation, a Delaware corporation (the "Company"), intends to call for redemption (the "Redemption") on August 14, 1996 (the "Redemption Date"), all its outstanding 6-3/4% Convertible Subordinated Debentures due 2003 (the "Redeemable Securities") at the redemption price of 104.725% of outstanding principal amount thereof plus accrued interest from March 1, 1996 to the Redemption Date of $30.56, for a total redemption price of $1,077.81 (the "Redemption Price") per $1,000 principal amount of Redeemable Securities. The Redeemable Securities were issued pursuant to an indenture, dated as of February 25, 1993 (the "Indenture"), between the Company and Security Trust Company, National Association, as Trustee (the "Trustee"), and are convertible thereunder into shares (the "Shares") of the Common Stock, $.01 par value, of the Company ("Common Stock") at the conversion ratio of approximately 69.565 shares per $1,000 principal amount of Redeemable Securities at any time prior to 5:00 P.M., New York City time, on the Redemption Date.

          In order to ensure that the maximum number of Redeemable Securities will be converted and that the Company will have available sufficient funds to redeem any Redeemable Securities not converted prior to the Redemption Date, the Company desires to make arrangements pursuant to which Deutsche Morgan Grenfell/C. J. Lawrence Inc.(the "Purchaser") will, on the Closing Date (as defined below) and subject to the terms and conditions herein contained, purchase a number of shares of Common Stock equal to the number of shares of Common Stock that would have been issuable upon conversion of all Redeemable Securities that are either (i) duly surrendered for redemption or (ii) not duly surrendered for conversion prior to 5:00 P.M., New York City time, on the Redemption Date.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (p) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file 333-____ ) on such
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         Form, including a related prospectus, for the registration under the
         Act of the issuance by the Company of the shares of Common Stock issuable upon conversion by the Purchaser of Redeemable Securities and the sale by the Purchaser of any shares of Common Stock that may be acquired by it hereunder. The Company may have filed one or more amendments thereto, including the related prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following (if required): (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus,
         (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or
         (4), or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus (as defined below) with respect to the Securities (as defined below) and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time (as defined below), shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined below)) as the Company has advised you, prior to the Execution Time, will be included or made therein.
         If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                 (b) On the Effective Date (as defined below), the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Redemption Date and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Redemption Date and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or





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         on behalf of the Purchaser specifically for inclusion in the
         Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The Redeemable Securities are convertible into Common Stock at a conversion price of $14-3/8 per share (equivalent to a conversion ratio of approximately 69.565 shares per $1,000 principal amount of Redeemable Securities). At the Execution Time, there was outstanding up to $55,880,000 aggregate principal amount of Redeemable Securities; the redemption of all the outstanding Redeemable Securities had been duly authorized by the Company; by the close of business on the business day following the date of execution hereof, all the Redeemable Securities shall have been duly called for redemption in accordance with the Indenture, and the right to convert the Redeemable Securities into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., New York City time, on the Redemption Date. A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to you. The Indenture and the Redeemable Securities have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                 (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Redeemable Securities.

                 (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting and conversion of Redeemable Securities into Common Stock and cash.

                 (f) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any material indenture or other material agreement or instrument (including, without limitation, the Amended and Restated Credit and Reimbursement Agreement dated as of September 27, 1994 among the Company and the banks listed therein, and the Note Agreement dated as of June 1, 1995 between the Company and the Purchaser named in Schedule 1 thereto) to which the Company or any of its subsidiaries is a party or is bound or any material judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                 (g) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or partnerships, as the case may be, in good





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         standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations or partnerships, as the case may be, and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its consolidated subsidiaries, taken as a whole.

                 (h) The Company and each of its subsidiaries have full power (corporate or partnership, as the case may be, and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                 (i) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and the shares of each such subsidiary that are owned by the Company are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

                 (j) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities have been duly authorized and reserved for conversion by the Company and, when issued upon conversion and, in the case of the Purchased Securities (as defined below), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

                 (k) The capital stock of the Company conforms to the description thereof contained in the Prospectus.

                 (l) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options except for issuances or





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         forfeitures subsequent to the date of the information provided in the
         Prospectus, if any, pursuant to the Company's 1990 Stock Option Plan, 1990 Stock Option Plan for Non-Employee Directors, Orbital Communications Corporation's 1992 Stock Option Plan and Magellan Corporation's 1996 Stock Option Plan.

                 (m) KPMG Peat Marwick, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

                 (n) The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 (o) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

                 (p) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration





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         statement as so amended.  Such term shall include any Rule 430A
         Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 2. Purchase and Conversion of Redeemable Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                 (a) The Purchaser agrees to surrender for conversion into Common Stock prior to 5:00 P.M., New York City time, on the Redemption Date all Redeemable Securities purchased by it pursuant to Section 4 hereof or otherwise acquired by it. The shares of Common Stock issued to the Purchaser upon the conversion of Redeemable Securities are referred to as the "Conversion Securities".

                 (b) If any Redeemable Securities have not been surrendered for conversion prior to 5:00 P.M., New York City time, on the Redemption Date, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price of $15.06 per share, such number of shares of Common Stock that would have been issuable upon conversion of all Redeemable Securities not surrendered for conversion. The Company shall notify the Purchaser of such number of shares as soon as practicable after the expiration of convertibility on the Redemption Date and in no event later than 5:00 P.M., New York City time, on the Redemption Date. The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities".

                 (c) It is understood that the Purchaser intends to resell the Securities from time to time at prices prevailing in the open market.

                 (d) The Purchaser agrees to appoint the Trustee as its agent to accept tenders of Redeemable Securities and authorizes the Company to advise holders of Redeemable Securities of such appointment.





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                 (e)  Delivery of and payment for the Purchased Securities
         shall be made at 5:00 P.M., New York City time, on the Redemption Date, which date and time may be postponed by agreement between the Purchaser and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to the Purchaser for its account against payment by the Purchaser of the purchase price thereof to or upon the order of the Company by wire or intra-bank transfer or certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds. Delivery of the Purchased Securities shall be made at such location as the Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Purchased Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York. Certificates for the Purchased Securities shall initially be registered in the name of the Purchaser and thereafter may be exchanged for certificates registered in such names and in such denominations as the Purchaser may request.

                 The Company agrees to have the Purchased Securities available for inspection, checking and packaging by the Purchaser in New York, New York, not later than 5:00 P.M. on the Closing Date.

                 3. Compensation. The Company will pay to the Purchaser for its account the following fee (the "Standby Fee"): (i) where the aggregate principal amount of Redeemable Securities (a) that are purchased by the Purchaser as contemplated by Section 4 hereof prior to 5:00 P.M., New York City time, on the Redemption Date or (b) that are not surrendered for conversion prior to 5:00 P.M., New York City time, on the Redemption Date, in each case expressed as a percentage of the total outstanding principal amount of the Redeemable Securities (the "Redemption Percentage"), is in the aggregate less than or equal to 2.5%, $1,750,000; (ii) where the Redemption Percentage is greater than 2.50% but less than or equal to 4.0%, $2,000,000 and (iii) where the Redemption Percentage is greater than 4.0%, $2,250,000. In addition, if the Redemption Percentage is greater than 5.5%, the Company shall pay to the Purchaser $0.66 per share of Common Stock (the "Take Up Fee") for all shares of Common Stock acquired by the Purchaser, either from the Company or as a result of the conversion of Redeemable Securities acquired by the Purchaser, in excess of 213,802 shares.

                 Such compensation shall be paid to the Purchaser for its account by wire or intra-bank transfer or certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds on the Redemption Date.

                 4. Additional Purchases. The Purchaser may purchase Redeemable Securities, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Redeemable Securities so purchased will be converted by the Purchaser into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchaser upon conversion of any Redeemable Securities acquired pursuant to this Section





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4 may be sold at any time or from time to time by the Purchaser.  It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as it may deem advisable and it may overallot in arranging sales.

                 5. Covenants by the Company. The Company covenants and agrees with the Purchaser that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Purchaser a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Purchaser reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such





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         statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to the Purchaser in such quantities as the Purchaser may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Purchaser or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Purchaser may reasonably request.

                 (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

                 (f) The Company will (i) mail or cause to be mailed not later than the business day following the date of execution hereof the Notice of Redemption by first class mail to the registered holders of the Redeemable Securities as of the close of business on the date of execution hereof, which mailing will conform to the requirements of the Indenture and (ii) publish an advertisement, in form and substance reasonably satisfactory to the Purchaser, relating to the redemption of the Redeemable Securities. The Company will not, and will ensure that the Trustee does not, withdraw or revoke the Notice of Redemption or attempt to do so.

                 (g) The Company will direct the Trustee to advise the Purchaser daily of the amount of Redeemable Securities surrendered in the previous day for redemption or for conversion.

                 (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Redeemable Securities.

                 (i) The Company will not, prior to the Redemption Date and for a period of 90 days following the Redemption Date, without the prior written consent of the Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce or file for the registration of the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.





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                 (j)  The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 (k) If at any time during the 60-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Purchaser's opinion the market price of the Common Stock has been or is likely to be materially adversely affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will consult with the Purchaser concerning the advisability of issuing a press release or other public statement responding to or commenting on such rumor, publication or event including the timing of issuance and the substance thereof.

                 6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder to purchase and convert Redeemable Securities and to purchase any Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Purchaser agrees in writing to a later time, the Registration Statement will become effective not later than 5:30 P.M., New York City time, on the date of execution hereof; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Ropes & Gray, counsel for the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:





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
                          (i) the Company, and each of the subsidiaries of the Company identified on Schedule 1 hereto (individually a "Subsidiary" and collectively the "Subsidiaries"), has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority necessary to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in the United States which requires such qualification wherein it owns or leases material properties or conducts material business;

                          (ii) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus (except for issuances or forfeitures subsequent to the date of the information provided in the Prospectus, if any, pursuant to the Company's 1990 Stock Option Plan, 1990 Stock Option Plan for Non-Employee Directors , Orbital Communications Corporation's 1992 Stock Option Plan and Magellan Corporation's 1996 Stock Option Plan), all outstanding shares of capital stock of the Subsidiaries are owned of record and, to such counsel's knowledge after due inquiry, beneficially by the Company either directly or through wholly owned subsidiaries and, to the knowledge of such counsel, after due inquiry, free and clear of any perfected security interest and other security interests, claims, liens or encumbrances;

                          (iii)  the Company's authorized, issued and
         outstanding capital stock is as set forth in the Prospectus (except for issuances or forfeitures subsequent to the date of the information provided in the Prospectus, if any, pursuant to the Company's 1990 Stock Option Plan, 1990 Stock Option Plan for Non-Employee Directors , Orbital Communications Corporation's 1992 Stock Option Plan and Magellan Corporation's 1996 Stock Option Plan); the capital stock of the Company conforms as to matters of law to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms; the Redeemable Securities have been duly authorized and executed by the Company and, assuming due authentication thereof by the Trustee in accordance with the Indenture, constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; assuming the mailing of the Notice of Redemption in accordance with Section 1(c) hereof, all the Redeemable Securities will have been duly called for redemption by the close of business on the date of execution hereof and the right to convert the Redeemable Securities into shares of Common Stock will expire at 5:00 P.M., New York City time, on August 14, 1996; the Securities have been duly and validly authorized, and, when issued and delivered upon conversion of any Redeemable Securities or to the Purchaser against payment therefor pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities under the Company's Certificate of Incorporation or By-laws or under Delaware law or otherwise to such counsel's knowledge after due inquiry;

                          (iv) to the knowledge of such counsel after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                          (v) the Registration Statement has become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the redemption or conversion of the Redeemable Securities or the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not express an opinion) in connection with the purchase and distribution of the Securities by the Purchaser and such other approvals (specified in such opinion) as have been obtained;

                          (viii) neither the call of the Redeemable Securities for redemption, the conversion or redemption thereof, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture, mortgage, deed of trust, lease, loan agreement or other document or instrument relating to indebtedness or borrowed money of which such counsel has knowledge, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                          (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                          (x) the statements included or incorporated by reference in the Prospectus under the captions "Redemption of Debentures and Alternatives", "Certain Federal Income Tax Consequences" and "Indemnification Agreements" and the description of the Company's capital stock included or incorporated by reference into the Prospectus, insofar as such statements purport to summarize certain provisions of documents or agreements specifically referred to therein or matters of law, are correct in all material respects.

                          In addition, such counsel shall state that such
counsel have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchaser and counsel for the Purchaser, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified elsewhere in such opinion or with reference to such counsel), no facts have come to the attention of such counsel that lead such counsel to believe that, at the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no view with respect to the financial statements and related notes, the financial statement schedules or other financial, statistical and accounting information contained or incorporated by reference in the Registration Statement or Prospectus).

                          In rendering such opinion, such counsel may rely (A)
as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, such counsel may state that it has assumed that the laws of the State of New York are in all respects identical to the laws of the Commonwealth of Massachusetts. References to the Prospectus in this paragraph (b) include any supplements thereto on the Closing Date.

                 (c) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of (i) Halprin, Temple & Goodman, special Federal Communications Commission counsel to the Company stating that the status of regulatory and licensing matters pertaining to the Company are fairly and accurately summarized in the Registration Statement and Prospectus and (ii) Farris, Vaughn, Wills & Murphy with respect to certain matters of Canadian law.

                 (d) On the date of this Agreement and on the Closing Date, the Purchaser shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchaser, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (e) On the date of this Agreement, and on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (f) At the Execution Time, on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Prospectus and on the Closing Date, KPMG Peat Marwick shall have delivered to the Purchaser a letter or letters, dated as of the date of delivery, in form and substance satisfactory to the Purchaser, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited financial information for the fiscal quarter ended March 31, 1996 in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

                          (i)  in their opinion the audited financial
                 statements and financial statement schedules and any pro forma financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit and Finance, Human Resources and Nominating, and Strategy and Technology committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                  (1)  any unaudited financial statements
                          included or incorporated in the Registration
                          Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                  (2) with respect to the period subsequent to the date of the most recent financial statements (other than capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt obligations of the Company and its subsidiaries, the number of issued shares of capital stock of the Company, or any decreases in the total assets or stockholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, operating income, gross profit, net income before income taxes, total or per share amounts of net income or net interest income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchaser; and

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's Quarterly Reports on Form 10-Q incorporated in the Registration Statement and the Prospectus and any such information appearing in any Current Report on Form 8-K incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

             References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (f) of this Section 6 or (ii) any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (h) At the Execution Time, the Company shall have furnished to the Purchaser a letter substantially in the form of Exhibit A hereto from each of the officers of the Company identified in Schedule 2, addressed to the Purchaser, in which each such officer agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock prior to the Redemption Date and for a period of 90 days following the Redemption Date without the prior written consent of the Purchaser, other than shares of Common Stock disposed of as bona fide gifts and, in the case of each of the officers identified in Schedule 2A, except for the sale of not more than 1,000 shares of Common Stock during such period.

                 (i) The Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser.
Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchaser, at One Liberty Plaza, New York, New York 10006, on the due date for delivery thereof.

                 7. Reimbursement of Purchaser's Expenses. Whether or not the Redemption is successfully completed or any Notice of Redemption is issued or mailed, the Company will bear all costs and expenses related to the issue, sale, delivery and listing of the Securities and redemption of the Redeemable Securities, including, but not limited to, all costs and expenses in connection with (i) the preparation and filing of the Registration Statement and Prospectus and any supplements or amendments thereto; (ii) the redemption of the Redeemable Securities, including all costs of publication and of printing and mailing the Registration Statement, Prospectus, any supplements or amendments thereto and the Notice of Redemption and related letter of transmittal, (iii) the printing or other production and mailing or delivery of the Registration Statement, any amendment thereto, the Prospectus, any amendment or supplement thereto, this Agreement, the Blue Sky memoranda and related documents; (iv) the preparation, issuance and delivery of the Securities and delivery to Purchaser of any certificates evidencing the Securities, including transfer agent's and registrar's fees and all taxes, including original issue and transfer taxes, on the issuance or sale of the Securities to Purchaser; (v) the filing fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with obtaining or confirming exemptions, qualification or registration of the Securities under the Blue Sky or securities laws of the various states and/or incurred in connection with filings with the Securities and Exchange Commission; (vi) the reasonable fees and disbursements of counsel to the Purchaser incurred in the preparation of the Blue Sky memoranda for the Offering and the related filings; (vii) the fees and expenses of the accountants, counsel and any conversion agent or other expert or advisor for the Company; (viii) all fees and expenses incurred in connection with the quotation of the Securities on the Nasdaq National Market System; (ix) costs of advertising or promotion of the redemption of the Redeemable Securities or the sale by the Purchaser of any Securities (excluding tombstone advertisements); (x) all fees of the trustee for the Redeemable Securities in connection with the performance of the transactions contemplated hereby; (xi) all transfer taxes as may be imposed on the Purchaser in connection with their purchase of Redeemable Securities pursuant hereto; and
(xii) all other costs and expenses incidental to the performance by the Company of its obligations hereunder or in connection herewith. In addition, whether or not the Redemption is successfully completed or any Notice of Redemption is issued or mailed, the Company agrees to promptly reimburse Purchaser for its itemized, reasonable travel, lodging and other out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection herewith, provided that such reimbursement shall not exceed $100,000.00 in the aggregate without the prior approval of the Company.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Purchaser, its directors, officers, employees and agents and any person who controls the Purchaser within the meaning of either the Act or the Exchange Act (any and all of which or whom is referred to herein as an "Indemnified Person") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in the Letter of Transmittal, Notice of Redemption or any other communication to Debenture holders by the Company in connection with the Redemption or the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. The Company acknowledges that the statements set forth under the heading "Standby Arrangements" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in any Preliminary Prospectus or the Prospectus, and the Purchaser confirms that such statements are correct.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel reasonably satisfactory to the indemnifying party), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or preceding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchaser from the offering of the Securities; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of the fees payable by the Company to the Purchaser pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.
Benefits received by the Company shall be deemed to be equal to the sum of (i) the principal amount of Redeemable Securities converted by the Purchaser pursuant to Section 2(a) hereof and (ii) the net amount paid by the Purchaser to the Company at the Closing, and benefits received by the Purchaser shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 3 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Soliciting Conversions. The Purchaser may assist the Company in soliciting conversion of the Redeemable Securities by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                 10. Termination. This Agreement shall be subject to termination in the sole and absolute discretion of the Purchaser, by notice given to the Company at any time prior to the Closing Date, in the event that the Company shall have failed, refused or been unable to perform any obligations or satisfy any conditions on its part to be performed or satisfied hereunder at or prior thereto or that, at or prior to the Closing Date (a) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market System or trading in the Redeemable Securities shall have been suspended by the Commission or the Nasdaq National Market System prior to the Redemption Date; (b) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market System shall have been suspended or limited or minimum prices shall have been established on such Exchange or Market System; (c) a banking moratorium shall have been declared either by Federal or New York State authorities; or (d) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, provided that, in the case of an event described in
(a), such event has an adverse effect on the market for the Company's Common Stock such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto) and provided further that, in the case of an event described in (b), (c) or (d), the effect of any such event on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                 Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 11 hereof.

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Redeemable Securities and the delivery of and payment for any Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at 21 West 52nd Street, New York, N.Y. 10019; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 21700 Atlantic Boulevard, Dulles, VA 20166, attention of the legal department.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parities hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchaser.


                                                  Very truly yours,

                                                  Orbital Sciences Corporation


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

The foregoing Agreement is
hereby confirmed and
accepted as of the
date first above written.


Deutsche Morgan Grenfell/C. J. Lawrence Inc.



By:
   -----------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                  [Letterhead of senior officers or directors]

                          ORBITAL SCIENCES CORPORATION

                               STANDBY AGREEMENT

                                                              New York, New York
                                                                   July __, 1996

Deutsche Morgan Grenfell/C. J. Lawrence Inc.
21 West 52nd Street
New York, N.Y. 10019

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Standby Agreement (the "Standby Agreement") between Orbital Sciences Corporation, a Delaware corporation (the "Company"), and you as the Purchaser named therein, relating to a call for redemption by the Company of all of its outstanding 6-3/4% Convertible Subordinated Debentures Due 2003.

          In order to induce you to enter into the Standby Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, shares of Common Stock (as defined in the Standby Agreement) beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock prior to the Redemption Date (as defined in the Standby Agreement) and for a period of 90 days following the Redemption Date without your prior written consent, other than shares of Common Stock disposed of as bona fide gifts.(1)





- --------------------
(1) Officers listed in Schedule 2A may include the following language at the end of this sentence: "and other than up to 1,000 additional shares of Common Stock" .

          If for any reason the Standby Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.


                                           Yours very truly,


                                           -----------------------------------
                                           [Signature of senior officer or
                                           director]


                                           -----------------------------------
                                           [Name and address of
                                           senior officer or director]

                                   SCHEDULE 1

                              LIST OF SUBSIDIARIES


Orbital Communications Corporation

Orbital Imaging Corporation

ORBCOMM Global, L.P.

ORBCOMM USA, L.P.

Orbital Services Corporation

Fairchild Space and Defense Corporation

Magellan Corporation

[MacDonald Dettwiler Technologies Inc.]

                                   SCHEDULE 2

                            LIST OF CERTAIN OFFICERS

                                  SCHEDULE 2A

         LIST OF CERTAIN OFFICERS AUTHORIZED TO SELL UP TO 1,000 SHARES















                                      37